Quest Solution Awarded Additional $1.8M in Purchase Orders for Data Collection Equipment from Food Distributor Servicing the U.S. and Canada

●	Orders from this leading customer amount to $5.8M in 2019.

●	Quest to provide mobility devices enabling data collection and analysis for supply chain and logistics management.

●	Customer is among Quest’s solid base of Fortune 500 customers for potential introduction of revolutionary Artificial Intelligence based solutions.

SALT LAKE CITY, Utah, May 8, 2019 — Quest Solution, Inc. (QUES) (“Quest” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it has received approximately $1.8 million in additional purchase orders from one of the largest food distributors in the U.S. for the supply of handheld mobility products designed to collect, identify, track and trace assets as well as share and connect collected inventory data to the distributor’s internal IT system.

Shai Lustgarten, President & CEO at Quest, commented, “We are pleased to continue our momentum as a leading provider of sophisticated solutions to the Supply Chain industry and strengthen our partnership with one of the premier food distributors in North America. We believe these additional orders prove our ability to deliver comprehensive solutions for the growing Supply Chain market. After completing the installment of rugged tablets for the client’s distribution fleet last year and replacing its base of logistics management equipment in February 2019, we are proud to have been selected yet again to further optimize the customer’s operational efficiencies. We look forward to continuing our relationship with this customer as we strengthen our offering with advanced AI-based technologies and machine-vision solutions.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility as well as a provider of Artificial Intelligence (AI) monitoring and surveillance solutions. Additionally the Company is a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States. Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

The Company’s HTS Image Processing subsidiary is a leader in computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications.

Information about Forward-Looking Statements

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